UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2015

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 374-7580

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, the Board of Directors (the “Board”) of Blueprint Medicines Corporation (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mark Goldberg, M.D. to the Board as a Class I director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2016 or until his earlier resignation, death or removal.

Dr. Goldberg has been a director of ImmunoGen, Inc. since 2011, a director of Glycomimetics and Idera Pharmaceuticals since 2014, and a director of aTyr Pharma since earlier in 2015.  Dr. Goldberg also served as a director of Synageva Biopharma from 2008-2011, stepping down to become a member of the executive management team from 2011-2014, rising to Executive Vice President, Medical and Regulatory Strategy during a portion of 2014.  In late 2014 he stepped down from the executive management team and continued to be employed part-time, contributing to medical and regulatory strategy until leaving upon the acquisition by Alexion.  Prior to joining Synageva he served in various management capacities of increasing responsibility at Genzyme Corporation from 1996 to 2011, most recently as Senior Vice President, Clinical Research and Global Therapeutic Head, Oncology, Genetic Health, and as Chairman of Genzyme’s Early Product Review Board.  Prior to joining Genzyme he was a full-time staff physician at Brigham and Women’s Hospital and the Dana-Farber Cancer Institute, where he still holds appointments.  Dr. Goldberg is a part-time Associate Professor of Medicine at Harvard Medical School.  Dr. Goldberg holds a Doctor of Medicine degree from Harvard Medical School.

Upon his election to the Board, Dr. Goldberg was granted an option to purchase 21,818 shares of the Company’s Common Stock at an exercise price of $28.15 per share, which will vest in equal monthly installments during the three years following the grant date, subject to Dr. Goldberg’s continued service on the Board.  All options granted to non-employee directors have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

In connection with his election to the Board, Dr. Goldberg has been appointed to serve as a member of the Compensation Committee of the Board and as a member of the Research and Development Committee of the Board.

There are no arrangements or understandings between Dr. Goldberg and any other persons pursuant to which he was appointed as a member of the Board.  There are no family relationships between Dr. Goldberg and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer.  There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Goldberg and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015	BLUEPRINT MEDICINES CORPORATION

	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer